UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2017

NEXTDECADE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Waterway Square Place, The Woodlands, Texas 77380

(Address of Principal Executive Offices) (Zip Code)

(832) 403-1874

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On July 24, 2017 (the “Closing Date”), the registrant consummated the previously announced business combination following a special meeting of stockholders (the “Special Meeting”) where the stockholders of Harmony Merger Corp. (“Harmony”) considered and approved, among other matters, a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 17, 2017, entered into by and among Harmony, Harmony Merger Sub, LLC (“Merger Sub”), NextDecade, LLC (“NextDecade”) and certain members of NextDecade and entities affiliated with such members, and approve the transactions contemplated by the Merger Agreement.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, entities affiliated with certain of the members of NextDecade (the “Blocker Companies”) merged with and into Harmony (each a “Blocker Merger” and, together, the “Blocker Mergers”), with Harmony being the surviving entity of the Blocker Mergers and, immediately thereafter Merger Sub merged with and into NextDecade (the “Merger” and together with the Blocker Mergers, the “Transactions”) with NextDecade being the surviving entity of the Merger and becoming a wholly-owned subsidiary of the Company. For a description of the Transactions, see the sections entitled “The Merger Proposal” and “The Agreement” beginning at pages 55 and 78, respectively, of the definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “Commission”) on June 29, 2017.

In connection with the closing of the Transactions (the “Closing”), Harmony changed its name to “NextDecade Corporation.” Unless the context otherwise requires, references to “we,” “us,” “our,” or the “Company” refer to the combined company following consummation of the Transactions, unless otherwise specifically indicated or the context otherwise requires.

Item 1.01.	Entry into Material Definitive Agreement.

Escrow Agreement

At Closing, the Company entered into an escrow agreement (“Indemnity Escrow Agreement”) entered into with Continental Stock Transfer & Trust Company, as escrow agent, and a representative of the former holders of Blocker Membership Interests and NextDecade Membership Interests, which provided for the escrow of certain of the Company’s shares of common stock issued to the former holders of Blocker Membership Interests and NextDecade Membership Interests (each as defined in Item 2.01 below) in connection with the Block Mergers and Merger. Of the shares of the Company’s common stock issued as consideration for the Blocker Mergers and Merger, an aggregate of 2,954,712 shares (“Escrow Shares”) were placed in escrow pursuant to the Indemnity Escrow Agreement. The Escrow Shares provide a fund of payment to the Company with respect to its post-closing rights to indemnification under the Merger Agreement for breaches of representations and warranties and covenants by such entities. Claims for indemnification will be reimbursable to the full extent of the damages to the extent the aggregate amount of all indemnifiable losses is in excess of a $5,000,000 deductible (but in no event in excess of the shares of the Company’s common stock held in escrow). The shares of the Company’s common stock in escrow shall be released from escrow, subject to reduction for shares cancelled for claims ultimately resolved and those still pending resolution at the time of the release, on July 24, 2018 (the first anniversary of the Closing). In addition, to the extent such indemnification is insufficient, the owners of the Blocker Companies have agreed to indemnify the Company for damages arising out of or resulting from the breach of representations, warranties or covenants with respect to, or from pre-closing activities of, each Blocker Company of which it is an owner in an amount not to exceed the value of the shares of the Company’s common stock received by such owner as merger consideration.

The foregoing description of the Escrow Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Escrow Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

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Registration Rights Agreement

At Closing, the former holders of Blocker Membership Interests and NextDecade Membership Interests and Harmony’s stockholders prior to its initial public offering (“Initial Stockholders”) entered into a registration rights agreement (“Registration Rights Agreement”) with the Company providing such holders with certain demand and piggy-back registration rights with respect to registration statements filed by the Company after the Closing. In connection with the execution of the Registration Rights Agreement, the prior registration rights agreement entered into between the Initial Stockholders and Harmony in connection with Harmony’s initial public offering relating to registration rights previously granted to such Initial Stockholders was terminated.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Registration Rights Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Lock-up Agreements

By lock-up agreements dated as of the Closing, the former holders of Blocker Membership Interests and NextDecade Membership Interests agreed not to transfer the shares of the Company’s common stock they received as a result of the Transactions for 180 days after the Closing.

The foregoing description of the lock-up agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the lock-up agreements, a form of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. As described above, on the Closing Date, the Company consummated the previously announced Transactions following the Special Meeting where Harmony stockholders adopted the Merger Agreement and approved, among other things, the Transactions. At the Special Meeting, holders of 7,853,996 shares of Harmony common stock sold in its initial public offering (“public shares”) exercised their rights to convert those shares to cash at a conversion price of approximately $10.36 per share, or an aggregate of approximately $81,351,792.67.

As a result of the Blocker Mergers and the Merger, among other things, all outstanding limited liability company interests or limited partnership interests, as applicable, in each of the Blocker Companies, other than as provided for in the Merger Agreement, (each such interest in a Blocker Company a “Blocker Membership Interest” and, collectively, the “Blocker Membership Interests”) and all then existing membership interests of NextDecade (the “NextDecade Membership Interests”) were canceled in exchange for an aggregate of 98,490,409 shares of the Company’s common stock plus the right to receive an additional 4,893,326 shares (up to 19,573,304 shares in the aggregate) of the Company’s common stock (“Additional Shares”) upon the achievement by NextDecade of each of four milestones described in the section entitled The Merger Proposal – Structure of the Transaction” beginning at page 55 of the Proxy Statement.

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After giving effect to the Transactions, there are currently 105,225,828 shares of the Company’s common stock issued and outstanding. Upon the Closing, the Company’s common stock and warrants commenced trading on the Nasdaq Capital Market under the symbols “NEXT” and “NEXTW,” respectively, subject to the Company’s satisfaction of all listing criteria post-business combination.

The conversion price for holders of public shares electing conversion was paid out of the Company’s trust account, which had a balance immediately prior to the Closing of approximately $114.0 million. Of the remaining funds in the trust account: (i) approximately $5,867,999 was used to pay transaction expenses and (ii) the balance of approximately $26,766,666 was released to the Company to be used for working capital purposes.

The material terms and conditions of the Merger Agreement are described in the section entitled “The Agreement” on pages 78 to 84 of the Proxy Statement, which is incorporated herein by reference.

Cautionary Note Regarding Forward Looking Statements

The Company believes that some of the information in this Current Report on Form 8-K constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995, which may be identified by words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar expressions. You should read statements that contain these words carefully because they:

●	discuss future expectations;

●	contain projections of future results of operations or financial condition; or

●	state other “forward-looking” information.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K and management’s current expectations, forecasts and assumptions. There may be events in the future that the Company is not able to predict accurately or over which it has no control. As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the ability to maintain the listing of Harmony’s common stock and warrants on Nasdaq or another securities exchange following the Transactions;

●	changes adversely affecting the business in which the Company is engaged;

●	management of growth;

●	general economic conditions;

●	the Company’s development LNG liquefaction and export projects;

●	the Company’s ability to secure additional debt and equity financing in the future to complete the Project (as defined in the Proxy Statement);

●	the accuracy of estimated costs for the Project;

●	the governmental approval of construction and operation of the Project;

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●	the successful completion of the Project by third-party contractors;

●	the Company’s ability to generate cash;

●	the development risks, operational hazards, regulatory approvals applicable to Rio Grande LNG’s construction and operations activities;

●	the Company’s anticipated competitive advantage;

●	the global demand for and price of natural gas (versus the price of imported LNG);

●	the availability of LNG vessels worldwide;

●	legislation and regulations relating to the LNG industry;

●	negotiations for the terminal site lease and right-of-way options for the pipeline route;

●	compliance with environmental laws and regulations;

●	the result of future financing efforts; and

●	other risks and uncertainties indicated or incorporated by reference in this Current Report on Form 8-K, including those set forth in the section of the Proxy Statement entitled “Risk Factors” section beginning on page 30, which is incorporated herein by reference.

All forward-looking statements included herein attributable to any of the Company or person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Business

The business of the Company is described in the Proxy Statement in the section entitled “Business of NextDecade” beginning on page 117 and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement in the section entitled “Risk Factors” beginning on page 30 and are incorporated herein by reference.

Financial Information

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The disclosure contained in the section entitled “NextDecade’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 123 is incorporated herein by reference.

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Properties

The disclosure contained in the section entitled “Business of NextDecade” beginning on page 116 is incorporated herein by reference.

The Company’s corporate headquarters is located at 3 Waterway Square Place, The Woodlands, Texas 77380. The Company leases the property for this corporate office, which occupies approximately 8,291 square feet. In addition, the Company leases a 994-acre site for a potential LNG liquefaction project in Galveston County, Texas and a 10-acre site in Cameron County, Texas. The Company also holds an option for a long-term lease on a 984-acre site in Cameron County, Texas through November 5, 2019.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of the Closing regarding the beneficial ownership of the Company’s common stock by:

●	Each person known to be the beneficial owner of more than 5% of the Company’s outstanding common stock;

●	Each director and executive officer of the Company; and

●	All executive officers and directors as a group.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all common shares beneficially owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Beneficial Ownership(2)
Directors and Executive Officers:
Kathleen Eisbrenner(3)	8,714,132		8.28%
Rene van Vliet	166,246		*
Alfonso Puga	94,998		*
Benjamin Atkins	92,623		*
Shaun Davison	132,997		*
Avinash Kripalani(4)	—		—
William Vrattos(5)	—		—
David Magid(6)	—		—
Matthew Bonanno(7)	—		—
Brian Belke(8)	—		—
Eric S. Rosenfeld	1,624,851	(9)	1.54%
David D. Sgro	274,625	(10)	*
All directors and executive officers after consummation of Transactions as a group (12 persons)	11,100,472		10.55%
Five Percent Holders:
York Entities(11)	57,781,121		54.91%
Valinor Entities(12)	19,520,068		18.55%
Halcyon Entities(13)	9,434,530		8.97%

*Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals or entities is c/o NextDecade Corporation, 3 Waterway Square Place, The Woodlands, Texas 77380.

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(2)	The percentage of beneficial ownership is calculated based on 105,225,828 outstanding shares of common stock, as of the date of Closing. Such amount does not take into account any Additional Shares that may be issued upon the achievement of certain milestones as described above.

(3)	Includes 28,499 shares that Raymond Eisbrenner, Ms. Eisbrenner’s husband, received in exchange for his vested management units.

(4)	Mr. Kripalani is a principal at Halcyon Capital Management, and as such, may also be deemed the beneficial owner of shares held by the Halcyon Entities. Mr. Kripalani disclaims beneficial ownership over any securities owned by the Halcyon Entities (except to the extent of any pecuniary interest therein).

(5)	Mr. Vrattos is a partner at York Capital Management, and as such may also be deemed the beneficial owner of shares held by the York Entities. Mr. Vrattos disclaims beneficial ownership over any securities owned by the York Entities (except to the extent of any pecuniary interest therein).

(6)	Mr. Magid is a vice president at York Capital Management, and as such may also be deemed the beneficial owner of shares held by the York Entities. Mr. Magid disclaims beneficial ownership over any securities owned by the York Entities (except to the extent of any pecuniary interest therein).

(7)	Mr. Bonanno is a partner at York Capital Management, and as such may also be deemed the beneficial owner of shares held by the York Entities. Mr. Bonanno disclaims beneficial ownership over any securities owned by the York Entities (except to the extent of any pecuniary interest therein).

(8)	Mr. Belke is a partner at Valinor Management, and as such may also be deemed the beneficial owner of shares held by the Valinor Entities. Mr. Belke disclaims beneficial ownership over any securities owned by the Valinor Entities (except to the extent of any pecuniary interest therein).

(9)	Includes 90,744 shares held by the Rosenfeld Children’s Successor Trust, a trust established for Mr. Rosenfeld’s children. Also includes an aggregate of 96,232 shares of common stock issuable upon exercise of exercisable warrants which will become exercisable within 60 days.

(10)	Includes 2,606 shares of common stock issuable upon exercise of exercisable warrants which will become exercisable within 60 days.

(11)	The business address of the York Entities is 767 Fifth Avenue New York, NY 10153. Consists of 12,604,935 shares held by York Credit Opportunities Investments Master Fund, L.P.; 2,518,089 shares held by York European Distressed Credit Fund II, L.P.; 13,542,693 shares held by York Multi-Strategy Master Fund, L.P.; 885,628 shares held by York Select Investors Master Fund, L.P.; 3,393,507 shares held by York Select Master Fund, L.P.; 11,730,107 shares held by York Credit Opportunities Fund, L.P.; 9,223,876 shares held by York Capital Management, L.P.; and 3,882,287 shares held by York Select, L.P.

(12)	The business address of the Valinor Entities is 510 Madison Avenue, 25th Floor, New York, NY 10022. Consists of 10,384,966 shares held by Valinor Capital Partners Offshore Master Fund, L.P.; 4,813,805 shares held by VND Partners, L.P.; 3,824,542 shares held by Valinor Capital Partners SPV XIX, LLC; and 496,755 shares held by Valinor Capital Partners SPV XXII, LLC.

(13)	The business address of the Halcyon Entities is 477 Madison Avenue, 8th Floor, New York, NY 10022. Prior to the consummation of the business combination, consists of 325,165 shares held by Halcyon Master Fund L.P. Information derived from the Schedule 13G/A filed on February 14, 2017. Following the consummation of the business combination, consists of an additional 4,075,530 shares held by HCN L.P.; 2,649,914 shares held by Halcyon Mount Bonnell Fund LP; 1,747,176 shares held by Halcyon Energy, Power, and Infrastructure Capital Holdings LLC and 636,745 shares held by First Series of HDML Fund I LLC.

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Directors and Executive Officers

The Company’s Charter provides for the classification of our board of directors into three separate classes, with each class serving a three-year term. The Company’s directors and executive officers upon the Closing are described in the Proxy Statement in the section entitled “The Director Election Proposal” beginning on page 95 and that information is incorporated herein by reference.

The disclosure set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference.

Executive Compensation

The executive compensation of Harmony’s and NextDecade’s executive officers and directors is described in the Proxy Statement in the section entitled “Executive Compensation” beginning on page 103 and that information is incorporated herein by reference.

Certain Relationships and Related Transactions and Director Independence

The certain relationships and related party transactions of the Harmony and NextDecade are described in the Proxy Statement in the section entitled “Certain Relationships and Related Person Transactions” beginning on page 137 and are incorporated herein by reference.

The independence of the Company’s directors upon the Merger is discussed in the section of the Proxy Statement entitled “Independence of Directors” beginning on page 99, which is incorporated herein by reference.

Legal Proceedings

There are no legal proceedings pending against the Company.

Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters

The Company’s common stock began trading on the Nasdaq Capital Market under the symbol “NEXT,” subject to ongoing review of the Company’s satisfaction of all listing criteria post-business combination, in lieu of the common stock of Harmony. The Company has not paid any cash dividends on its ordinary shares to date. It is the present intention of the Company’s board of directors to retain all earnings, if any, for use in the Company’s business operations and, accordingly, the Company’s board does not anticipate declaring any dividends in the foreseeable future. The payment of dividends is within the discretion of the Company’s board of directors and will be contingent upon the Company’s future revenues and earnings, if any, capital requirements and general financial condition.

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Information respecting Harmony’s common stock, rights and units and related stockholder matters are described in the Proxy Statement/Prospectus in the Section entitled “Price Range of Harmony Securities and Dividends” on page 221 and such information is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Report concerning the issuance of the Company’s common stock in connection with the Transactions, which is incorporated herein by reference.

Description of Securities

General

As of the date of this Report, the Company is authorized to issue 480,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of this Report, 105,225,828 shares of common stock are outstanding.

Common Stock

Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders.

The Company’s board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock.

Preferred Stock

The Company’s amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by the board of directors. Accordingly, the board of directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of shares of common stock.

Redeemable Warrants

Each warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing. The warrants will expire at 5:00 pm on July 23, 2022, or earlier upon redemption, as described below.

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Notwithstanding the foregoing, except as set forth below, no warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. The Company is obligated to use its best efforts to file the registration statement covering the shares issuable upon exercise of the warrants within 15 days after consummation of the Transactions. If a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within 90 days following the consummation of the Transactions, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis in the same manner as if the Company called the warrants for redemption and required all holders to exercise their warrants on a “cashless basis” as described below. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the trading day prior to the date of exercise. There will be no net cash settlement of the warrants under any circumstances.

Except as set forth below, the Company may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant,

●	at any time while the warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder,

●	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $17.50 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

If the Company calls the warrants for redemption as described above, management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether the Company will exercise such option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of the shares of common stock at the time the warrants are called for redemption, the Company’s cash needs at such time and concerns regarding dilutive stock issuances.

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If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the Company’s outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, in lieu of the shares of the Company’s common stock immediately theretofore purchasable and receivable upon the exercise of the warrants the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event.

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However, if such holders were entitled to choose the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than certain specific tender, exchange or redemption offers), the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes value (as defined in the warrant agreement) of the warrant.

The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of 65% of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect, at their sole option and discretion, to be subject to a restriction on the exercise of their warrants such that an electing warrant holder (and his, her or its affiliates) would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.8% of the shares of common stock outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying shares of common stock and not be able to take advantage of this provision.

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Dividends

The Company has not paid any cash dividends on its shares of common stock to date. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the then board of directors. It is the present intention of the Company’s board of directors to retain all earnings, if any, for use in the Company’s business operations and, accordingly, the board does not anticipate declaring any dividends in the foreseeable future.

Transfer Agent and Warrant Agent

The transfer agent for the Company’s securities and warrant agent for the Company’s warrants is Continental Stock Transfer & Trust Company, 1 State Street Plaza State Street Plaza, New York, New York 10004.

Financial Statements, Supplementary Data and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference. The financial statements of NextDecade included in the Proxy Statement beginning on page F-32 are incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

Certain annual and quarterly financial information regarding NextDecade was included in the Proxy Statement in the section entitled “NextDecade’s Management’s Discussion and Analysis of Financial Condition and Results of Operations of Pangaea” beginning on page 123, which is incorporated herein by reference. The disclosure contained in Item 2.01 of this Report is also incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, all of the units previously issued by Harmony ceased trading on Nasdaq.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, as a result of the Blocker Mergers and the Merger, among other things, all outstanding Blocker Membership Interests and NextDecade Membership Interests were canceled in exchange for an aggregate of 98,490,409 shares of the Company’s common stock plus the right to receive 4,893,326 Additional Shares (up to 19,573,304 Additional Shares in the aggregate) upon the achievement by NextDecade of each of four milestones as described in Item 2.01 above. The Company issued the foregoing shares of common stock pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as a transaction not requiring registration under Section 5 of the Securities Act. The parties receiving the shares represented their intentions to acquire the shares for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the shares. The parties also had adequate access, through business or other relationships, to information about the Company and NextDecade.

Item 3.03.	Material Modifications to Rights of Security Holders.

On the Closing Date, the Company filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation (the “A&R Certificate”) to (a) change the name of Harmony from “Harmony Merger Corp.” to “NextDecade Corporation”; (b) increase the number of authorized shares of Harmony common stock from 27,500,000 shares to 480,000,000 shares; (c) prohibit action of stockholders by written consent; (d) provide the Blocker Managers and certain of their affiliates with certain rights including Harmony’s renunciation of its interest or any expectancy Harmony may have in certain corporate opportunities; (e) designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for specified legal actions; and (f) remove provisions that will no longer be applicable to Harmony after the Transactions. The disclosure described in the Proxy Statement in the section entitled “The Charter Proposals” beginning on page 93 is incorporated herein by reference.

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Item 5.01.	Changes in Control of Registrant.

The description of the Transactions and the Merger Agreement in the Proxy Statement in the section entitled “The Merger Proposal” beginning on page 55 and “The Agreement” beginning on page 78, which is incorporated herein by reference. The information contained in Item 2.01 to this Report is also incorporated herein by reference.

After giving effect to the Transactions, there are currently outstanding 105,225,828 shares of common stock of the Company. Together, the former holders of Blocker Membership Interests and NextDecade Membership Interests hold 92.98% of the outstanding shares of common stock of the Company.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of the Closing, Kathleen Eisbrenner, René van Vliet, Matthew Bonanno, David Magid, William Vrattos, Brian Belke, Avinash Kripalani, Eric S. Rosenfeld and David D. Sgro were appointed as directors of the Company to serve until the end of their respective terms, and until their successors are elected and qualified (the “NextDecade directors”). Messrs. Sgro, Kripalani and Vrattos serve as Class A directors, whose term expires at the Company’s 2018 annual meeting. Messrs. Rosenfeld and Magid and Ms. Eisbrenner serve as Class B directors, whose term expires at the Company’s 2019 annual meeting and Messrs. Vliet, Bonanno and Belke serve as Class C directors, whose term expires at the Company’s 2020 annual meeting.

Effective as of the Closing, all of Harmony’s officers resigned from their officer positions. At the same time, Ms. Eisbrenner was appointed as Chief Executive Officer, Mr. van Vliet was appointed as Chief Operating Officer, Alfonso Puga was appointed as Chief Commercial Officer, Ben Atkins was appointed as Chief Financial Officer, and Shaun Davison was appointed as Senior Vice President, Development & Regulatory Affairs of the Company.

Immediately following Closing, the NextDecade directors appointed David Gallo and Spencer Wells as directors of the Company to serve until the end of their respective terms, and until their successors are elected and qualified. Mr. Gallo will serve as a Class B director, whose term expires at the Company’s 2019 annual meeting and Mr. Wells will serve as a Class C director, whose term expires at the Company’s 2020 annual meeting.

Mr. Gallo is the founder, portfolio manager and managing partner of Valinor Management, the investment manager of an equity long-short hedge fund with over $3 billion in assets under management, where he has worked since July 2007. Prior to founding Valinor, Mr. Gallo was a senior analyst at Bridger Capital and worked at investment firms including Tiger Management, Kohlberg Kravis Roberts & Co., and the Blackstone Group. Mr. Gallo received his BS in economics, summa cum laude, from the Wharton School of the University of Pennsylvania and his MBA from Harvard Business School, where he graduated as a Baker Scholar. The parties believe Mr. Gallo’s experience as a managing partner of an investment firm and in other senior executive leadership roles, as well as extensive industry experience and experience overseeing investments in the LNG sector, provides him with the qualifications and skills to serve as a director.

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Mr. Wells co-founded Drivetrain Advisors, LLC, a firm providing fiduciary services to the alternate investment community, in December 2013, where he currently serves as a Partner. Most recently, Mr. Wells was employed by TPG Special Situations Partners from 2010 to 2013, where he first served as Partner from September 2010 to January 2012, and then as a Senior Advisor from January 2012 to July 2013. Mr. Wells also served as a Partner/Portfolio Manager for Silverpoint Capital from September 2002 to July 2009. Prior to joining Silverpoint Capital, Mr. Wells served as a Director at the Union Bank of Switzerland from May 2001 to September 2002 and as a Vice President of Deutsche Bank AG from January 1999 to May 2001. Mr. Wells currently serves on the boards of directors of Roust Corporation, Samson Resources II, LLC, Lily Robotics, Inc., Vantage Drilling International, Town Sports International Holdings, Inc., Preferred Proppants LLC, and Advanced Emissions Solutions, Inc. The parties believe Mr. Wells’ public company experience, financial expertise as well as extensive industry experience and experience overseeing investments in the LNG sector, provides him with the qualifications and skills to serve as a director.

The Board appointed Messrs. Rosenfeld, Sgro and Wells to serve on the Audit Committee, with Mr. Wells serving as its Chairperson. The Board appointed Ms. Eisbrenner and Messrs. Belke, Rosenfeld, Kripalani and Bonanno to serve on the Nominating, Corporate Governance and Compensation Committee, with Mr. Bonanno serving as its Chairperson.

The biographical information about each of the NextDecade directors and officers following the Transactions and information with respect to the Company’s Audit Committee and Nominating, Corporate Governance and Compensation Committee functions are described in the Proxy Statement in the section entitled “The Director Election Proposal” beginning on page 95 is incorporated herein by reference.

On May 20, 2015, NextDecade entered into an employment agreement with Ms. Eisbrenner, our Chairman and Chief Executive Officer, which agreement was amended pursuant to a letter agreement, dated November 13, 2015, among Eisbrenner, NextDecade and certain funds managed by York Capital Management and was further amended at Closing pursuant to a letter agreement, dated April 17, 2017, among Eisbrenner, NextDecade and certain funds managed by York Capital Management (as amended, the “Eisbrenner Agreement”). The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the description of the Employment Agreement in the Proxy Statement in the section entitled “Overview of Compensation for Kathleen Eisbrenner, Chairman and Chief Executive Officer” beginning on page 105, which is incorporated herein by reference, and by the terms and conditions of the employment agreement, which is attached hereto as Exhibit 10.4 and the two letter agreements, which are attached hereto as Exhibits 10.5 and 10.6, each of which is incorporated herein by reference.

Certain transactions between the Company and certain of its directors and officers are described in the Proxy Statement in the section entitled “Certain Relationships and Related Person Transactions” beginning on page 137, as well as the section entitled “Overview of Compensation for Kathleen Eisbrenner, Chairman and Chief Executive Officer” beginning on page 105, which is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

In connection with the Transactions, on the Closing Date the Company amended its bylaws to, among other things, (i) strengthen its anti-takeover provisions by prohibiting stockholder action by written consent and providing that special meeting may only be called by the board of directors, (ii) include more detailed provisions related to notice of shareholder meetings, postponement and adjournment of such meeting, and shareholders voting by proxy, (iii) allow shares capital stock to be held in book-entry form as well as certificated form, and (iv) expand the indemnification provisions related to directors and officers.

Item 5.06.	Change in Shell Company Status.

As a result of the Transactions, the Company ceased being a shell company. Reference is made to the disclosure in the Proxy Statement in the sections entitled “The Merger Proposal” beginning on page 55 and “The Agreement” beginning on page 78, which is incorporated herein by reference. The information contained in Item 2.01 to this Report is also incorporated herein by reference.

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Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 24, 2017, the Harmony held the Special Meeting. At the Special Meeting, Harmony’s stockholders considered the following proposals:

1.            A proposal to adopt the Merger Agreement and to approve the Transactions contemplated by such agreement, including the issuance of the merger consideration thereunder. The following is a tabulation of the votes with respect to this proposal, which was approved by Harmony’s stockholders:

For	Against	Abstain
13,815,956	674,070	0

In connection with this vote, the holders of 7,893,996 shares of Harmony’s common stock properly exercised their right to convert their shares into cash at a conversion price of approximately $10.35 per share, for an aggregate conversion amount of $81,702,858.60.

2.            Proposals to approve the following amendments to Harmony’s amended and restated certificate of incorporation, effective following the Transactions:

(i)          Change the name of Harmony from “Harmony Merger Corp.” to “NextDecade Corporation.” The following is a tabulation of the votes with respect to this proposal, which was approved by Harmony’s stockholders:

For	Against	Abstain
13,112,506	674,070	703,450

(ii)        Increase the number of authorized shares of common stock from 27,500,000 shares to 480,000,000 shares. The following is a tabulation of the votes with respect to this proposal, which was approved by Harmony’s stockholders:

For	Against	Abstain
12,962,506	674,070	853,450

(iii)       Prohibit action of stockholders by written consent. The following is a tabulation of the votes with respect to this proposal, which was approved by Harmony’s stockholders:

For	Against	Abstain
13,112,506	674,070	703,450

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(iv)      Provide the Blocker Managers (as defined in the Merger Agreement) and certain of their affiliates with certain rights including Harmony’s renunciation of its interest or any expectancy Harmony may have in certain corporate opportunities. The following is a tabulation of the votes with respect to this proposal, which was approved by Harmony’s stockholders:

For	Against	Abstain
13,062,506	674,070	753,450

(v)       Designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for specified legal actions. The following is a tabulation of the votes with respect to this proposal, which was approved by Harmony’s stockholders:

For	Against	Abstain
13,112,506	674,070	703,450

(vi)      Remove provisions that will no longer be applicable to Harmony after the Transactions. The following is a tabulation of the votes with respect to this proposal, which was approved by Harmony’s stockholders:

For	Against	Abstain
13,112,506	674,070	703,450

3.            A proposal to elect nine directors who, upon the consummation of the Transactions, will be the directors of the Company, in the classes set forth below. The following is a tabulation of the votes with respect to each director elected at the Meeting:

Director	For	Withheld
Class A
David D. Sgro	13,126,147	1,363,879
Avinash Kripalani	13,256,147	1,233,879
William Vrattos	13,126,147	1,363,879
Class B
Kathleen Eisbrenner	13,126,147	1,363,879
Eric S. Rosenfeld	13,126,147	1,363,879
David Magid	13,126,147	1,363,879
Class C
Rene van Vliet	13,126,147	1,363,879
Matthew Bonanno	13,126,147	1,363,879
Brian Belke	13,256,147	1,233,879

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Because the proposal to adopt the Merger Agreement and to approve the business combination contemplated by the Merger Agreement was approved, the proposal to adjourn the Meeting to a later date or dates, if necessary, was not presented at the Meeting.

Item 9.01.	Financial Statement and Exhibits.

(a)	Financial Statements.

Information responsive to Item 9.01(a) of Form 8-K is set forth in the Proxy Statement in the financial statements beginning on page F-1 and is incorporated herein by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed consolidated combined financial information of NextDecade for the three months ended March 31, 2017 and for the year ended December 31, 2016 is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

(d)	Exhibits.

Exhibit	Description
3.1	Second Amended and Restated Certificate of Incorporation of NextDecade Corporation
3.2	Amended and Restated Bylaws of NextDecade Corporation
10.1	Indemnity Escrow Agreement
10.2	Registration Rights Agreement
10.3	Form of Lock-Up Agreement
10.4	Employment Agreement of Kathleen Eisbrenner, dated May 20, 2015
10.5	Letter Agreement with Kathleen Eisbrenner, dated April 17, 2017
10.6	Letter Agreement with Kathleen Eisbrenner, dated November 13, 2015
99.1	Unaudited pro forma condensed consolidated combined financial information of NextDecade

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2017

NEXTDECADE CORPORATION

By:	/s/ Krysta De Lima
Name:	Krysta De Lima
Title:	General Counsel

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Exhibit Index

Exhibit	Description
3.1	Second Amended and Restated Certificate of Incorporation of NextDecade Corporation
3.2	Amended and Restated Bylaws of NextDecade Corporation
10.1	Indemnity Escrow Agreement
10.2	Registration Rights Agreement
10.3	Form of Lock-Up Agreement
10.4	Employment Agreement of Kathleen Eisbrenner, dated May 20, 2015
10.5	Letter Agreement with Kathleen Eisbrenner, dated April 17, 2017
10.6	Letter Agreement with Kathleen Eisbrenner, dated November 13, 2015
99.1	Unaudited pro forma condensed consolidated combined financial information of NextDecade

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